Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "AMERICAN PACIFIC INVESTCORP PARTNER LP", FILED IN THIS OFFICE ON THE SECOND DAY OF JULY, A.D. 2010, AT 3:07 O'CLOCK P.M.

4844237 8100

100714626

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 8095068

DATE: 07-02-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:31 PM 07/02/2010
FILED 03:07 PM 07/02/2010
SRV 100714626 - 4844237 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

AMERICAN PACIFIC INVESTCORP PARTNER LP

This Certificate of Limited Partnership of AMERICAN PACIFIC INVESTCORP PARTNER LP (the "Partnership") is being executed and filed by the undersigned general partner to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17.

ARTICLE ONE

The name of the limited partnership formed hereby is AMERICAN PACIFIC INVESTCORP PARTNER LP

ARTICLE TWO

The address of the registered office of the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

ARTICLE THREE

The name and address of the registered agent of the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

ARTICLE FOUR

The name and business address of the general partner of the Partnership is:

American Pacific Investcorp GP LLC

c/o 295 Madison Avenue, 2nd Floor
New York, New York 10017

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership by and through a duly authorized officer thereof on this 2nd day of July, 2010.

American Pacific Investcorp. GP LLC,
General Partner

By: [signature]
Robyn Tuerk
Organizer